SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K
                              ---------------------


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Commission File No.: 000-050469



                          Date of Report: May 14, 2004





                              VERIDIUM CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                         59-3764931
--------------------------------------------------------------------------------
(State of other jurisdiction of                                 (IRS Employer
incorporation or organization                                Identification No.)


1 JASPER  STREET, PATERSON, NEW JERSEY                                07522
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


                                 (973) 942-7700
--------------------------------------------------------------------------------
               (Registrant's telephone number including area code)

Item 7        Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibit is filed herewith:

                  Exhibit 99.1      Press Release Dated May 14, 2004.



Item 12.      Results of Operations and Financial Condition

On May 14, 2004, the Company issued a press release announcing its unaudited results for the quarter ended March 31, 2004. A copy of the press release is attached as Exhibit 99.1.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



VERIDIUM CORPORATION



               /S/      KEVIN E. KREISLER
               --------------------------
By:                     KEVIN E. KREISLER
                        Chairman and Chief Executive Officer
Date:                   May 14, 2004

                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION



Exhibit  99.1              Press Release Dated May 14, 2004.

                                  EXHIBIT 99.1

VERIDIUM ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

Company Achieves Profitability on Improved Margins

Paterson,  New Jersey, May 14, 2004 - Veridium Corporation  ("Veridium") (OTCBB:
VRDM), a premier environmental services provider that uses its patented and proprietary green technologies to recycle and mine commodities from industrial hazardous wastes, today announced its financial results for the quarter ended March 31, 2004.

Veridium reported revenues of $3.1 million for the quarter, up $2.1 million over the three month period ended March 31, 2003. This increase was due to the due to acquisitions made during 2003.

Veridium reported a net income of $200,000, or $0.01 per diluted share for the first quarter, as compared to a net loss of $327,000 or $0.84 per basic share for the same period of 2003. Net income for the current first quarter included a gain of $190,000 resulting from the Company's recapitalization accomplished during the quarter. The Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"), as outlined below, were $553,000 in the first quarter 2004, which compares to a loss before interest, taxes, depreciation, amortization of $158,000 for the same period in 2003.

Gross and operating margins significantly improved during the first quarter as a result of an improved service mix following the assimilation of its acquisitions and the Company's successful cost management efforts. The gross margin during the current first quarter increased to 26.0 percent from the 19.3 percent experienced during the first quarter of 2003. Veridium's operating margin averaged 3 percent compared to an operating deficit during the first quarter of 2003.

Summary Financial Review

"The first quarter 2004 marked both the completion of our recapitalization efforts and our transition into profitability," said Kevin Kreisler, chairman and chief executive officer of Veridium. "We successfully streamlined our operations to leverage our increased cost-efficiencies into increased margins. We expect to realize even further efficiencies as we bring the integration of our recent acquisitions to a close in 2004."

Jim Green, Veridium's president and chief operating officer added: "All operating divisions contributed operating income for the quarter, but we were particularly pleased with the strong performance of our recycling facility in Paterson, New Jersey. This operation demonstrated more dramatic margin improvement as compared to our other operations. The green technologies in use at the Paterson facility give it the potential to generate higher earnings at scale proportionate to our other operations, and we expect further strides at this facility as we grow revenue."

Non-GAAP First Quarter 2004 Results

The Company reported EBITDA for the three months ended March 31, 2004 of $553,000 as compared to a loss before interest, taxes, depreciation, and amortization of $158,000 for the same period in 2003. The Company reports EBITDA, a non-GAAP measure, as a compliment to GAAP results to provide an additional gauge of the Company's performance. The Company defines "EBITDA" as net income or loss, before interest, taxes, depreciation and amortization, as provided in the following reconciliation with the Company's net loss for the first quarters ended March 31:

                                                          3/31/04       3/31/03
                                                          -------       --------
Net income (loss) .................................     $ 200,007     $(331,599)
Depreciation and amortization .....................       125,543        30,801
Interest expense, net .............................       226,199        42,846
Provision for (benefit from) income taxes .........         1,162         1,954
                                                        ---------     ---------

EBITDA $ ..........................................       552,911     $(158,133)
                                                        =========     =========

Business Outlook

"Our focus on recycling hazardous wastes has already enhanced the top line of our seasonally stronger second quarter," said Kreisler. "We initiated recycling services for many recurring generators in the first quarter of 2004, and services under the previously announced $2.8 million, three-year recycling services agreement are approaching maximum flow. As a result of these increases, our ongoing cost-management efforts, the improved productivity of our recycling operations and the seasonality of the business in general, we expect margins to improve further and project sequential revenue growth of 10 to 15%."

Additional Information

Please refer to the financial statements included in this press release and to Veridium's Quarterly Report for the first quarter ended March 31, 2004, on Form 10QSB for a more complete description of Veridium's results of operations for the quarter ended March 31, 2004. This filing will also be made available on Veridium's website at www.veridium.com as soon as reasonably practicable after filing with the Securities and Exchange Commission.

Conference Call

Veridium will conduct a conference  call on Tuesday,  May 18, 2004 at 10:00 a.m.
(EDT) to present its first quarter financial results and to respond to investor questions. The call will be hosted by Kevin Kreisler, Veridium's chairman and chief executive officer, and Jim Green, Veridium's president and chief operational officer. Interested shareholders may participate in the call by dialing 877-407-8031 and providing the following reservation number: 105809. It is recommended that participants call 10 minutes before the conference call is scheduled to begin. The conference call can also be accessed over the Internet through Vcall at www.vcall.com. A replay of the call will be available approximately one hour after its completion through Vcall (through August 18) and for 24 hours by dialing 877-660-6853 and entering the reservation number listed above.

About Veridium Corporation

Founded on the premise that environmentally superior results can be cost-effective, Veridium is setting a new standard for environmental service with its focus on the use of state-of-the-art green technologies to recycle, reuse and mine commodities from industrial hazardous wastes. Veridium's patented and proprietary technologies allow it to offer a uniquely broad array of competitively priced industrial hazardous waste recycling services. Veridium's mission is to minimize and eliminate the need for disposal and reduce the burden on natural resources by recycling, reusing and mining all reusable resources from industrial hazardous wastes in a safe, compliant and profitable manner. Additional information on Veridium and its business model is available online at www.veridium.com.

Safe Harbor Statement

The foregoing discussion contains forward-looking statements that are based on current expectations. Actual results, including the timing and amount of anticipated revenues, any implications with respect to shareholder wealth, or Veridium's ability to scale its operations, may differ due to such factors as: regulatory delays; dealings with governmental and foreign entities; economic and other conditions affecting the financial ability of actual and prospective clients; and, other risks generally affecting the financing of projects. Additional risks associated with Veridium's business can be found in Veridium's Annual Report on Form 10-KSB for the year ended December 31, 2003, and other periodic filings with the SEC. Veridium trades on the over-the-counter bulletin board maintained by the NASD under the symbol VRDM.




                      VERIDIUM CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                MARCH 31, 2004 (UNAUDITED) AND DECEMBER 31, 2003

                                                                  3/31/04        12/31/03
ASSETS:
Current assets:
   Cash ..................................................   $    474,742    $     89,392
   Accounts receivable, net ..............................      2,322,784       1,970,332
   Inventories ...........................................          5,369           7,634
   Prepaid expenses and other current assets .............        173,937         104,303
                                                             ------------    ------------
       Total current assets ..............................      2,976,832       2,171,661

Property and equipment, net ..............................      3,687,057       3,770,379

Other Assets:
   Deposits ..............................................        123,102         123,102
   Patents and technologies, net .........................      3,135,598       3,173,336
Deferred financing
costs, net ...............................................        851,605            --
   Permits, net ..........................................        311,166         315,609
   Goodwill ..............................................      6,275,040       6,275,040
                                                             ------------    ------------
       Total other assets ................................     10,696,511       9,887,087
                                                             ------------    ------------

TOTAL ASSETS .............................................   $ 17,360,399    $ 15,829,127
                                                             ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Short term borrowings .................................   $    576,002    $     75,000
   Accounts payable ......................................      2,055,210       2,735,106
   Accrued expenses ......................................      1,040,093       1,256,444
   Current maturities of long-term debt ..................        169,985         173,162
   Current portion of convertible debentures .............        759,000       2,712,000
   Current portion of obligations under capital lease ....        205,555         191,461
                                                             ------------    ------------
       Total current liabilities .........................      4,805,845       7,143,173

Long-term debt, net of current maturities ................        258,181         370,883
Convertible debentures, net of current portion ...........      5,481,566       2,701,065
Obligations under capital lease, net of current maturities         93,844         123,424
Other liabilities ........................................         18,485          18,485
                                                             ------------    ------------
       Total long term liabilities: ......................      5,852,076       3,213,857

       Total liabilities: ................................     10,657,921      10,357,030

Minority interest in consolidated subsidiary .............        925,000         925,000

Commitments and contingencies ............................           --              --

Stockholders' equity:
   Preferred stock, $0.001 par value:
     Series A: authorized 1,881,366 shares;
       1,881,366 shares issued and outstanding ...........          1,881           1,881
     Series B: authorized 945,992 shares;
       945,992 shares issued and outstanding .............            946             946

   Common stock, $0.001 par value, 50,000,000
   authorized; 24,685,510 and 23,379,916
   shares issued for 2004 and 2003, respectively .........         24,842          23,380

   Additional paid-in capital ............................     32,584,859      31,505,431
   Accumulated deficit ...................................    (26,771,706)    (26,971,713)
   Treasury stock at cost, 131,266 and 5,000
     shares of common stock, respectively.................       (633,334)        (12,828)
                                                             ------------    ------------
       Total stockholders' equity ........................      5,777,478       4,547,097
                                                             ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............   $ 17,360,399    $ 15,829,127
                                                             ============    ============





                      VERIDIUM CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)


                                                                   3/31/04         3/31/03
Revenues ..................................................   $  3,101,191    $  1,010,694
   Cost of revenues .......................................      2,296,084         815,356
                                                              ------------    ------------
     Gross profit .........................................        805,107         195,338

Operating expenses:
   Selling expenses .......................................        247,043         117,616
   General and administrative expenses ....................        464,976         362,136
                                                              ------------    ------------
Total operating expenses ..................................        712,019         479,752
                                                              ------------    ------------

Operating income (loss) ...................................         93,088        (284,414)

Other income (expense):
   Forgiveness of interest and finance charges ............        334,280            --
   Interest expense .......................................       (226,199)        (42,846)
                                                              ------------    ------------
     Total other income (expense), net ....................        108,081         (42,846)
                                                              ------------    ------------

Income (loss) before provision for income taxes ...........        201,169        (327,260)

   Provision for income taxes .............................         (1,162)           (200)
                                                              ------------    ------------

Net income (loss) .........................................   $    200,007    $   (327,460)
                                                              ============    ============

Basic earnings (loss) attributable to common shareholders .   $       0.01    $      (0.84)
                                                              ============    ============

Diluted earnings (loss) attributable to common shareholders   $       0.01    $       --
                                                              ============    ============

Weighted average shares of common stock outstanding .......     23,383,921       6,493,333
                                                              ============    ============

Weighted average shares of common stock outstanding
   plus potentially dilutive common shares ................     29,121,679            --
                                                              ============    ============
